Exhibit 21.1
List of Subsidiaries

AH4R SFR, LLC

American Homes 4 Rent is the General Partner of American Homes 4 Rent, L.P.

Below is a list of the wholly owned subsidiaries of American Homes 4 Rent, L.P.:

1.	American Homes 4 Rent Management Holdings, LLC, and its subsidiaries are:

a.	AH4R Management—AZ, LLC

b.	AH4R Management—CO, LLC

c.	AH4R Management—FL, LLC

d.	AH4R Management—GA, LLC

e.	AH4R Management—ID, LLC

f.	AH4R Management—IL, LLC

g.	AH4R Management—IN, LLC

h.	AH4R Management—KY, LLC

i.	AH4R Management—MS, LLC

j.	AH4R Management—NC, LLC

k.	AH4R Management—NM, LLC

l.	AH4R Management—OH, LLC

m.	AH4R Management—OK, LLC

n.	AH4R Management—OR, LLC

o.	AH4R Management—SC, LLC

p.	AH4R Management—TN, LLC

q.	AH4R Management—TX, LLC

r.	AH4R Management—UT, LLC

s.	AH4R Management—WA, LLC

t.	AH4R Management—WI, LLC

u.	American Homes 4 Rent Management, LLC

2.	American Homes 4 Rent Properties One, LLC

3.	American Homes 4 Rent Properties Two, LLC

4.	American Homes 4 Rent Properties Three, LLC

5.	American Homes 4 Rent Properties Four, LLC

6.	American Homes 4 Rent Properties Five, LLC

7.	American Homes 4 Rent Properties Six, LLC

8.	American Homes 4 Rent Properties Seven, LLC

9.	American Homes 4 Rent Properties Eight, LLC

10.	American Homes 4 Rent Properties Nine, LLC

11.	American Homes 4 Rent Properties Ten, LLC

12.	American Homes 4 Rent Advisor, LLC

13.	AH4R Acquisitions and Renovations, LLC

14.	AH4R TRS Maintenance, LLC

15.	American Homes 4 Rent TRS, LLC, and its subsidiaries are:

a.	American Homes 4 Rent Asset, LLC

b.	AMIP TRS, LLC, and its subsidiaries are:

(i)	American Mortgage Investment Partners Fund I, LLC

(ii)	AMIP Management, LLC

16.	AH4R Properties, LLC, and its subsidiaries are:

a.	AH4R—FL 2, LLC

b.	AH4R—FL 4, LLC

c.	AH4R—FL 11, LLC

d.	AH4R—GA, LLC

e.	AH4R—GA 2, LLC

f.	AH4R—GA 3, LLC

g.	AH4R—GA 4, LLC

h.	AH4R—IL, LLC

i.	AH4R—TN 3, LLC

17.	American Homes 4 Rent I, LLC, and its subsidiaries are:

a.	AH4R I FL, LLC

b.	AH4R I FL Orlando, LLC

c.	AH4R I GA, LLC

d.	AH4R I IL, LLC

e.	AH4R I IN, LLC

f.	AH4R I NC, LLC

g.	AH4R I OH, LLC

h.	AH4R I TX, LLC

18.	RJ American Homes 4 Rent Investments, LLC, and its subsidiaries are:

a.	RJ American Homes 4 Rent One, LLC

b.	RJ American Homes 4 Rent Two, LLC

19.	AMH Portfolio One, LLC, and its subsidiaries are:

a.	Beazer Pre-Owned Homes, LLC

b.	Beazer Pre-Owned Homes II, LLC

c.	Beazer Realty Services Corp.

20.	AMH 2014-1 Equity Owner, LLC, and its subsidiary is:

AMH 2014-1 Borrower, LLC

21.	AMH 2014-2 Equity Owner, LLC, and its subsidiary is:

AMH 2014-2 Borrower, LLC

22.	AMH 2014-3 Equity Owner, LLC, and its subsidiary is:

AMH 2014-3 Borrower, LLC

23.	AMH 2015-1 Equity Owner, LLC, and its subsidiary is:

AMH 2015-1 Borrower, LLC

24.	AMH 2015-2 Equity Owner, LLC, and its subsidiary is:

AMH 2015-2 Borrower, LLC

25.	SFR 2014 PL, LLC, and its subsidiaries are:

a.	SFR 2014 Springer Corp.

b.	SFR 2014-GA LLC

c.	SFR 2014-NC LLC

d.	SFR 2014-TN LLC

e.	SFR 2014-TX LLC

26.	American Homes 4 Rent II, LLC, and its subsidiaries are:

a.	AMH Roman Two AZ, LLC

b.	AMH Roman Two CO, LLC

c.	AMH Roman Two FL, LLC

d.	AMH Roman Two GA, LLC

e.	AMH Roman Two NC, LLC

f.	AMH Roman Two NV, LLC

g.	AMH Roman Two OR, LLC

h.	AMH Roman Two SC, LLC

i.	AMH Roman Two TN, LLC

j.	AMH Roman Two TX, LLC

k.	AMH Roman Two WA, LLC

QuickLinks

Exhibit 22.1

List of Subsidiaries